CONSENT OF EXPERTS

We hereby consent to the inclusion of our opinion dated January 9, 2001, in this prospectus.

                              /s/  Rhea & Ivy, P.L.C.

Memphis, Tennessee
April 25, 2001



































T:\WellfordS\Wade Fund\EDGAR 2001\NIA Consent.doc